                                                                   EXHIBIT 10.22

                             EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of April 19, 1994, by and between AASTROM BIOSCIENCES, INC., a Michigan corporation ("Employer") and THOMAS E. MULLER, PH.D. ("Employee").

     NOW, THEREFORE, the parties agree as follows:

     1.  EMPLOYMENT   Employer hereby engages Employee, and Employee hereby
accepts such engagement, upon the terms and conditions set forth herein.

     2.  DUTIES   Employee is engaged as Vice President Regulatory Affairs.
Employee shall perform faithfully and diligently the duties customarily performed by persons in the position for which employee is engaged, together with such other reasonable and appropriate duties as Employer shall designate from time to time. Employee shall devote Employee's full business time and efforts to the rendition of such services and to the performance of such duties. As a full-time employee of Employer, Employee shall not be entitled to provide consulting services or other business or scientific services to any other party, without the prior written consent of Employer.

     3.  COMPENSATION

         3.1 BASE SALARY During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, Employer shall pay Employee at an annual salary rate of One Hundred Ten Thousand Dollars ($110,000), payable in arrears in equal bi-weekly installments, less required deductions for state and federal withholding tax, Social Security and all other employee taxes and payroll deductions. The base salary shall be subject to review and adjustment on an annual basis.

     4.  TERM

         4.1 COMMENCEMENT The employment relationship pursuant to this Agreement shall commence no later than May 9, 1994.

         4.2 TERMINATION AT WILL Although Employer and Employee anticipate a long and mutually rewarding employment relationship, either party may terminate this Agreement, without cause, upon fourteen (14) days' prior written notice delivered to the other. It is expressly understood and agreed that the employment relationship is "at will", and with no agreement for employment for any specified term, and with no agreement for employment for so long as Employee performs satisfactorily. Provided, however, before Employer exercises this right of termination at will, Employer shall first either (i) discuss with Employee the needs of Employer and why Employee no longer meets those needs, or (ii) discuss with Employee any concerns or dissatisfactions which

Employer has with Employee's performance, and give to Employee a reasonable opportunity to remedy those concerns or dissatisfactions, to the reasonable satisfaction of Employer.

         4.3 TERMINATION FOR CAUSE Either party may terminate this employment relationship immediately upon notice to the other party in the event of any good cause, such as a default, dishonesty, neglect of duties, failure to perform by the other party, or death or disability of Employee.

         4.4 PAYMENT OF COMPENSATION UPON TERMINATION Upon termination for cause, Employee shall be entitled to the compensation set forth as "base salary" herein, prorated to the effective date of such termination as full compensation for any and all claims of Employee under this Agreement.

     5.  FRINGE BENEFITS

         5.1 CUSTOMARY FRINGE BENEFITS Employee shall be entitled to such fringe benefits as Employer customarily makes available to employees of Employer engaged in the same or similar position as Employee ("Fringe Benefits"). Such Fringe Benefits may include vacation leave, sick leave, and health insurance coverage. Employer reserves the right to change the Fringe Benefits on a prospective basis, at any time, effective upon delivery of written notice to Employee.

         5.2  ACCUMULATION   Employee shall not earn and accumulate unused
vacation in excess of fifteen (15) days. employee shall not earn and accumulate sick leave or other fringe benefits in excess of an unused amount equal to twice the amount earned for one year. Further, employee shall not be entitled to receive payments in lieu of said fringe benefits, other than for unused vacation leave earned and accumulated at the time the employment relationship terminates.

     6.  INVENTION, TRADE SECRETS AND CONFIDENTIALITY

         6.1  DEFINITIONS

              6.1.1 Invention Defined. As used herein "Invention" means inventions, discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to processes, methods, formulas, techniques, materials, devices, designs, programs (including computer programs), computer graphics, apparatus, products, as well as improvements thereof or know-how related thereto, relating to any present or anticipated business or activities of Employer.

              6.1.2 Trade Secret Defined. As used herein "Trade Secret" means, without limitation, any document or information relating to Employer's products, processes or services, including documents and information relating to Inventions, and to the research, development, engineering or manufacture of Inventions, and to Employer's purchasing, customer or supplier lists, which documents or information have been disclosed to Employee or known to Employee as a consequence of or through Employee's employment by Employer (including documents, information or Inventions conceived, originated, discovered or developed by Employee), which is not generally known in the relevant trade or industry.

         6.2  INVENTIONS

              6.2.1 Disclosure. Employee shall disclose promptly to Employer each Invention, whether or not reduced to practice, which is conceived or learned by Employee (either alone or jointly with others) during the term of his employment with Employer. Employee shall disclose in confidence to Employer all patent applications filed by or on behalf of Employee during the term of his employment and for a period of three (3) years thereafter. Any disclosure of an Invention, or any patent application, made within one (1) year after termination of employment shall be presumed to relate to an Invention made during Employee's term of Employment with Employer, unless Employee clearly proves otherwise.

              6.2.2 Employer Property; Assignment. Employee acknowledges and agrees that all Inventions which are discovered, conceived, developed, made, produced or prepared by Employee (alone or in conjunction with others) during the duration of Employee's employment with Employer shall be the sole property of Employer. Said property rights of Employer include without limitation all domestic and foreign patent rights, rights of registration or other protection under the patent and copyright laws, and all other rights pertaining to the Inventions. Employee further agrees that all services, products and Inventions that directly or indirectly result from engagement with Company shall be deemed "works for hire" as that term is defined in Title 17 of the United States Codes, and accordingly all rights associated therewith shall vest in the Company. Notwithstanding the foregoing, Employee hereby assigns to Employer all of Employee's right, title and interest in any such services, products and Inventions, in the event any such services, products and Inventions shall be determined not to constitute "works for hire."

              6.2.3 Exclusion Notice. The Assignment by Employee of Inventions under this Agreement does not apply to any Inventions which are owned or controlled by Employee prior to the commencement of employment of Employee by Employer (all of which are set forth on Exhibit "A" hereto). Additionally, Employee is not required to assign an idea or invention where the invention or idea meets all of the following criteria; namely if the invention or idea: (i) was created or conceived without the use of any of Employer's equipment, supplies, facilities, or trade secret information, and (ii) was developed entirely on Employee's own time, and (iii) does not relate to the business of Employer, and (iv) does not relate to Employer's actual or demonstrably anticipated research or development, and (v) does not result from any work performed by Employee for Employer.

              6.2.4 Patents and Copyrights; Attorney-in Fact. Both before and after termination of this Agreement (and with reasonable compensation paid by Employer to Employee after termination), Employee agrees to assist the Employer to apply for, obtain and enforce patents on, and to apply for, obtain and enforce copyright protection and registration of, the Inventions described in Section 6.2.2 in any and all countries. To that end, Employee shall (at Employer's request) without limitation, testify in any proceeding, and execute any documents and assignments determined to be necessary or convenient for use in applying for, obtaining, registering and enforcing patent or copyright protection involving any of the Inventions. Employee hereby irrevocably appoints Employer, and its duly authorized officers and agents, as Employee's agent and attorney-in-fact, to act for and in behalf of Employee in filing all patent applications, applications for copyright protection and registration, amendments, renewals, and all other appropriate documents in any way related to the Inventions described in Section 6.2.2.

         6.3  TRADE SECRETS

              6.3.1 Acknowledgment of Proprietary Interest. Employee recognizes the proprietary interest of Employer in any Trade Secrets of Employer. Employee acknowledges and agrees that any and all Trade Secrets of Employer, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of Employer.

              6.3.2 Covenant Not to Divulge Trade Secrets. Employee acknowledges and agrees that Employer is entitled to prevent the disclosure of Trade Secrets of Employer. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the term of the employment by Employer and thereafter to hold in strictest confidence, and not to use, disclose or allow to be disclosed to any person, firm, or corporation, Trade Secrets of Employer, including Trade Secrets developed by Employee, other than disclosures to persons engaged by Employer to further the business of Employer, and other than use in the pursuit of the business of Employer.

              6.3.3 Confidential Information of Others. Employee represents and warrants that if Employee has any confidential information belonging to others, Employee will not use or disclose to Employer any such information or documents. Employee represents that his employment with Employer will not require him to violate any obligation to or confidence with any other party.

         6.4 NO ADVERSE USE Employee will not at any time use Employer's Trade Secrets or Inventions in any manner which may directly or indirectly have an adverse effect upon Employer's business, nor will Employee perform any acts which would tend to reduce Employer's proprietary value in Employer's Trade Secrets or Inventions.

         6.5 RETURN OF MATERIALS AT TERMINATION In the event of any termination of Employee's employment, Employee will promptly deliver to Employer all materials, property, documents, data, and other information belonging to Employer or pertaining to Trade Secrets or Inventions. Employee shall not take any materials, property, documents or other information, or any reproduction or excerpt thereof, belonging to Employer or containing or pertaining to any Trade Secrets or Inventions.

         6.6 REMEDIES UPON BREACH In the event of any breach by Employee of the provision in this Section 6, Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Employee from violating any of the terms of this Section 6, to enforce the specific performance by Employee of any of the terms of this Section 6, and to obtain damages for any of them, but nothing herein contained shall be construed to prevent such remedy or combination of remedies as Employer may elect to invoke. The failure of Employer to promptly institute legal action upon any breach of this Section 6 shall not constitute a waiver of that or any other breach hereof.

     7.  COVENANT NOT TO COMPETE   Employee agrees that, during Employee's
employment, Employee will not directly or indirectly compete with Employer in any way, and that Employee will not act as an officer, director, employee, consultant, shareholder, lender or agent of any other entity which is engaged in any business of the same nature as, or in competition with, the business in which Employer is now engaged, or in which Employer becomes engaged during the term of Employee's employment, or which is involved in science or technology which is similar to Employer's science or technology.

     8.  GENERAL PROVISIONS

         8.1 ATTORNEYS' FEES In the event of any dispute or breach arising with respect to this Agreement, the party prevailing in any negotiations or proceedings for the resolution or enforcement thereof shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred therein.

         8.2  AMENDMENTS   No amendment or modification of the terms or
conditions of this Agreement shall be valid unless in writing and signed by both parties hereto. There shall be no implied-in-fact contracts modifying the terms of this Agreement.

         8.3 ENTIRE AGREEMENT This Agreement constitutes the entire agreement between the parties with respect to the employment of Employee. This Agreement supersedes all prior agreements, understandings, negotiations and representation with respect to the employment relationship.

         8.4 SUCCESSORS AND ASSIGNS The Rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. Employee shall not be entitled to assign any of Employee's rights or obligations under this Agreement.

         8.5 WAIVER Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

         8.6 SEVERABLE PROVISIONS The provisions of this Agreement are severable, and if any or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     9.  EMPLOYEE'S REPRESENTATIONS   Employee represents and warrants that
Employee (i) is free to enter into this Agreement and to perform each of the terms and covenants contained herein, (ii) is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and (iii) will not be in violation or breach of any other agreement by reason of Employee's execution and performance of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

EMPLOYER:

Aastrom Biosciences, Inc.

By: /s/ R. DOUGLAS ARMSTRONG
    ---------------------------
    R. Douglas Armstrong, Ph.D.
    President and CEO


EMPLOYEE:

/s/ THOMAS E. MULLER
-----------------------
Thomas E. Muller, Ph.D.



Address:  388 Lowell Road
          Concord, MA  01742

                                   Exhibit A

                           List of Prior Inventions
                                (Section 6.2.3)



None, other than the following:

See attached list of patents and publications.
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

1- T.E. Muller and C.B. Purves "Xanthation", Technical Report No. 192, Pulp and Paper Research Institute of Canada (July, 1960).

2- T.E. Muller and C.B. Purves "Xanthation and Dexanthation of Cellulose and Related Glucose Derivatives", Canadian Textile Journal 42 (March, 1963).

3- T.E. Muller and C. B. Purves "Xanthation", Chapter 43 in "Methods in Carbohydrate Chemistry", Vol. III, Academic Press, Inc., NY (1963).

4- T.E. Muller and W. J. Alexander "Fractional Turbidimetric Analysis of the Molar Substitution of Hydroxyethyl Cellulose", Journal of Applied Polymer Science 10, 1285 (1966).
              --

5- G.C. Daul and T.E. Muller "Effect of Orientation and Trace Crosslinking on the Properties of High Wet Modulus Rayon", Journal of Applied Polymer Science 12, 487 (1968).
              --

6- T.E. Muller and W.J. Alexander "Characterization of the Chain Length Distribution of Wood Celluloses by Gel Permeation Chromatography", Journal of Polymer Science Part C, 21, 283 (1968).
                                 --
7- D. Tunc, R.F. Bampton and T.E. Muller "Quantitative Determination of Xanthate, Byproduct and Total Sulfur in Viscose by Ultraviolet Spectrophotometry", TAPPI 52, 1882 (1969).
                                --

8- W.J. Alexander and T.E. Muller "Applications of Gel Chromatography in the Pulping Process", Journal of Polymer Science Part C, 36, 87 (1971).
                                                           --

9- W.J. Alexander and T.E. Muller "Evaluation of Pulps, Rayon Fibers and Cellulose Acetate by GPC and Other Fractionation Methods", Separation Sciences 6, (1), 47 (FEB., 1971).
               -

10- R.L. Mitchell, T.E. Muller, H.D. Stevens and R.S. Tabke "Process and Forming Hydroxyl Cellulose Fibers Having Water Absorption and High Water Retention Properties", U.S. Patent 3,670,069 (June 13, 1972); British Patent 1,324,373 (July 25, 1973).

11- H.L. Hergert, T.E. Muller and S.E. Church "Chemical Cellulose for High Performance Rayon", TAPPI 1973 Dissolving Pulps Conference Preprints (Oct., 1973).

12- H.D. Stevens and T.E. Muller "Process for Producing High Performance Crimped Rayon Staple Fiber", U.S. Patent 3,720,743 (March 13, 1973); German Patent 1,342,805 (Jan. 3, 1974); Canadian Patent 960,422 (Jan. 7,
      1975).

13- R.L. Mitchell, T.E. Muller, H.D. Stevens and R.S. Tabke "Wet Spinning of Cellulosic Products", U.S. Patent 3,865,918 (Feb. 11, 1975).

14- T.E. Muller, D.G. Unrau and L.L. Nejelski "The New Rayons", 33rd Annual Technical Conference Society Plastics Engineers, Atlanta, GA (May 5-8,
      1975).

15- T.E. Muller, F.P. Barch and G.C. Daul "High Performance Crimped Rayon Fiber", Textile Research Journal 46, 184 (1976).
                                       --

16- J.B. Dykes and T.E. Muller "World Textile Fiber Demand Projected to 2000 A.D.; Technology for the Production of a Chemically Crimped HWM Rayon Fiber", SASMIRA Conference, New Delhi, India (Jan. 19-21, 1976); "Proceedings of the International Conference on Man-Made Fibres for Developing Countries" (1976).

17- T.E. Muller and J.B. Dykes "Process Technology and Applications for a Chemically Crimped HWM Rayon Fiber", Eighth Shirley International Seminar, Manchester, England (April 27-29, 1976).

18- T.E. Muller "Man-Made Cellulosic Fibers - A View in 1976", Comite International de la Rayonne et des Fibres Synthetiques, Paris, France (Oct. 14, 1976).

19- T.E. Muller "Review of Modern Viscose Processing and Recovery Techniques" Seminars Presented at the U.S. Embassy, Moscow (Jan. 10-12, 1978).

20- H.L. Hergert and T.E. Muller "Modified Cellulosics - An Overview of the Future", Modified Cellulosics, Academic Press, Inc., NY (1978).

21- T.E. Muller "Research, Development and Production of Silvichemicals", Natl. Meeting Am. Inst. Chem. Eng., Philadelphia, PA (June 7, 1978).

22- T.E. Muller "Energy and Chemical Requirements for the Manufacture of Chemical Cellulose from Wood, HWM Rayon Staple Fiber and Polyester Staple Fiber", Comite International de la Rayonne et des Fibres Synthetiques, Paris, France (Oct. 1978).

23- T.E. Muller "Cellulosics", Seminars Presented for Chinese Industry, Shanghai, China (May 20-21, 1979).

24- T.E. Muller "High Wet Modulus Rayon Fiber (Prima)", Industrial Research IR-100 Award (Oct., 1979).

25- T.E. Muller "New Cellulose Fibers and Processes", Eighteenth International Man-Made Fibre Conference, Dornbirn, Austria (June 20, 1979); Lenzinger Berichte 48, 87 (March, 1980).
               --

26- T.E. Muller "Developments in the Manufacture of Regenerated Cellulose Fibers and Films", Chairman, TAPPI Dissolving Pulps Conference, Vienna, Austria (Oct. 9, 1980).

27- H.O. Jauregui, C. J-P. Mullon, T.E. Muller and B.A. Solomon "Hollow Fiber Liver Support System", Am. Inst. Chem. Eng. Annual Meeting, San Francisco, CA (Nov. 5-10, 1989).

28- T.E. Muller, B.A. Solomon, T. Maki, S.J. Sullivan, K.M. Borland, A.P. Monaco and W.L. Chick "The Hybrid Perfused Pancreas: Successful Treatment of Severely Diabetic Pancreatectomized Dogs", Tenth Workshop of the European Association for the Study of Diabetes, Amsterdam, The Netherlands (Jan. 27-29, 1991).

29- Thomas E. Muller "Maintenance of Normoglycemia in Diabetic Dogs with an Artificial Pancreas", Presented at Swiss Federal Institute of Technology
      (ETH), Zurich, Switzerland (Jan. 31, 1991).

30- T. Maki, C.S. Ubhi, H. Sanchez-Farpon, S.J. Sullivan, K. Borland, T.E. Muller, B.A. Solomon, W.L. Chick and A.P. Monaco "The Biohybrid Artificial Pancreas for Treatment of Diabetes in Totally Pancreatectomized Dogs", XIII Int. Congress of the Transplantation Society (August 19-24, 1990) San Francisco, CA; Transplantation Proceedings 23 (1), 754-755 (1991).
                                                 --
31- W.L. Chick, S.J. Sullivan, K.M. Borland, J.M. Harvey, T.E. Muller, K.E. Dunleavy, D.P. King, E.J. Doherty, B.A. Solomon and A.L. Foley "Artificial Pancreatic Perfusion Device", U.S. Patent 5,002,661 (March 26, 1991).

32- Susan J. Sullivan, Takashi Maki, Kermit M. Borland, Michelle D. Mahoney, Barry A. Solomon, Thomas E. Muller, Anthony P. Monaco, and William L. Chick "Biohybrid Artificial Pancreas: Long-Term Implantation Studies in Diabetic, Pancreatectomized Dogs", Science 252, 718 (1991).
                                                 ---
33- H. Ohzato, M. Carretta, T. Maki, S.J. Sullivan, K. Borland, T.E. Muller, B.A. Solomon, W.L. Chick and A.P. Monaco "Use of Xenogeneic Islets in Hybrid Artificial Pancreas for Treatment of Diabetes Without Immuno-suppression", First International Congress of Xenotransplantation, Minneapolis Transplant Congress, Minneapolis, MN, August 25-28, 1991; Transplantation Proceedings 24 (2) 661-662 (1992).
                                  --

34- Takashi Maki, Mauro Carretta, Hiroki Ohzato, Susan J. Sullivan, Robert P. Lanza, Kermit M. Borland, Thomas E. Muller, Barry A. Solomon, William L. Chick and Anthony P. Monaco "Islet Xenotransplantation Without Immuno-suppression Utilizing the Hybrid Artificial Pancreas", Third International Symposium on Islet Transplantation, Perugia, Italy, (Sept. 26-29, 1991); Diab. Nutr. Metab. (in Press).

35- Anthony P. Monaco, Takashi Maki, Hiroki Ohzato, Mauro Carretta, Susan J. Sullivan, Kermit M. Borland, Michelle D. Mahoney, Thomas E. Muller, Jacqueline M. Wolfrum, Barry A. Solomon and William L. Chick "Transplantation of Islet Allografts and Xenografts in Totally Pancreatectomized Diabetic Dogs Using the Hybrid Artificial Pancreas", Annals of Surgery, 214 (3), 339-362 (1991).
                         ---

36- Takashi Maki, Charanjeit S. Ubhi, Herminio Sanchez-Farpon, Susan J. Sullivan, Thomas E. Muller, Barry A. Solomon, William L. Chick and Anthony
      P. Monaco "Successful Treatment of Diabetes with the Biohybrid Artificial Pancreas in Dogs", 16th Annual Meeting American Society of Transplant Surgeons, Chicago, IL (May 30-June 1, 1990); Transplantation 51, 43-51,
                                                                   --
      (1991).

37-   R.P. Lanza, D.H. Butler, K.M. Borland, J.E. Staruk, D.L.
      Faustman, B.A. Solomon, T.E. Muller, R.G. Rupp, T. Maki, A.P. Monaco and W.L. Chick "Xenotransplantation of Canine, Bovine, and Porcine Islets in Diabetic Rats Without Immunosuppression", Proc. Natl. Acad. Sci. USA, Acad. Sci. USA, 88--11100-11104 (1991).
                      --

38- T.E. Muller, B.A. Solomon, A.P. Monaco, T. Maki, W.L. Chick, and S.J. Sullivan "Maintenance of Normoglycemia in Diabetic Dogs with an Artificial Pancreas", Study Group of the European Association for the Study of Diabetes, Igls, Austria (Jan. 26-28, 1992).

39- Hugo O. Jauregui and Thomas E. Muller "Long-Term Cultures of Adult Mammalian Hepatocytes in Hollow Fibers as the Cellular Component of Extracorporeal (Hybrid) Liver Assist Devices", Artif. Organs 16 (2), 209-
                                                                   --
      212 (1992).

40- S.J. Sullivan, T. Maki, M. Carretta, H. Ohzato, M.D. Mahoney, B.A. Solomon, T.E. Muller, A.P. Monaco and W.L. Chick "Implantation of the Biohybrid Pancreas in Diabetic Dogs", Third International Congress on Pancreatic and Islet Transplantation Symposium on Artificial Insulin Delivery System, Lyon, France, (June 6-8, 1991); Transplantation Proceedings 24 (3), 942-944 (1992).

41- S.J. Sullivan, T. Maki, M. Carretta, H. Ohzato, K. Borland, M.D. Mahoney, T.E. Muller, B.A. Solomon, A.P. Monaco and W.L. Chick "Evaluation of the Hybrid Artificial Pancreas in Diabetic Dogs", ASAIO Journal Transactions on Hybrid Organs and Cell Therapy 38 (1), 29 (1992).
                                        --
42- R.P. Lanza, D.H. Butler, K.M. Borland, J.M. Harvey, D.L. Faustman, B.A. Solomon, T.E. Muller, R.G. Rupp, T. Maki, A.P. Monaco and W.L. Chick "Successful Xenotransplantation of a Diffusion-Based Biohybrid Artificial
      Pancreas: A Study Using Canine, Bovine, and Porcine Islets", First International Congress on Xenotransplantation, Minneapolis Transplant Congress, Minneapolis, MN, (August 25-28, 1991); Transplantation Proceedings 24, 669-671 (1992).
                  --

43- Thomas E. Muller "Combination Medical Products", Presented at the Joint FDA-HIMA Conference, Washington, DC (February 11-12, 1992).

44- S. Sullivan, R. Lanza, K. Borland, T. Maki, M. Carretta, H. Ohzato, P. Lodge, T. Muller, A. Monaco, B. Solomon and W. Chick "Pancreatic Islet Transplantation Using an Immunoprotective Membrane", 38th Annual Meeting of the ASAIO Nashville, TN (May 7-9, 1992).

45- Robert P. Lanza, Kermit M. Borland, Susan J. Sullivan, Samuel A. Clark, Peter Lodge, Mauro Carretta, Thomas E. Muller, Barry A. Solomon, Takashi Maki, Anthony P. Monaco and William L. Chick "Pancreatic Islet Transplantation Using Membrane Diffusion Chambers", First Int. Congress Cell Transplant Society, Pittsburgh, PA (May 31-June 3, 1992); Transplantation Proceedings 24 (6) 2935-2936 (1992).
                                  --

46- S. Sullivan, K. Borland, T. Maki, M. Carretta, H. Ohzato, P. Lodge, T. Muller, A. Monaco, B. Solomon and W. Chick, "Islet Transplantation Using an Immuno-protective Vascular Device", First Int. Congress Cell Transplant Society, Pittsburgh, PA, (May 31-June 3, 1992).

47-   H.O. Jauregui, D. Trenkler, S. Naik, B. Monfils, C. Mullon, T. Muller and
      B. Solomon "Use of Artificial (Hybrid) Liver Support System to Treat the Galactosamine Rabbit Model of Hepatic Encephalopathy", International Association for the Study of the Liver Biennial Scientific Meeting, Brighton, England (June 3-6, 1992).

48- R.P. Lanza, K.M. Borland, S.J. Sullivan, P. Lodge, M. Carretta, T.E. Muller, B.A. Solomon, T. Maki, A.P. Monaco and W.L. Chick, "Treatment of Severely Diabetic, Pancreatectomized Dogs Using a Diffusion-based Hybrid Artificial Pancreas", 16th Annual Meeting of American Diabetes Association, San Antonio, TX, (June 20-23, 1992); Diabetes 41, 886-89
      (1992).

49- R.P. Lanza, P. Lodge, K.M. Borland, M. Carretta, S.J. Sullivan, A.M. Beyer, T.E. Muller, B.A. Solomon, T. Maki, A.P. Monaco and W.L. Chick "Transplantation of Islet Allografts Using a Diffusion-Based Biohybrid Artificial Pancreas: Long-Term Studies in Diabetic, Pancreatectomized Dogs", XIVth International Congress of the Transplantation Society, Paris, France (August 16-21, 1992); Transplantation Proceedings 25 (1), 978-980
      (1993).                                                  --

50- Thomas E. Muller "New Combination Therapies", Inst. International Res. Seminar, Washington, DC, January 25-27 (1993).

51- Thomas E. Muller "Medical Therapies Based on Advanced Biomedical Engineering Technologies", Visiting Professor Lecture, INFA (International Faculty of Artificial Organs) Symposium, Univ. Gent. Belgium (Oct. 1,
      1993).

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52-   R.P. Lanza, K.M. Borland, J.E. Staruk, B.A. Solomon, T.E. Muller, B.A.
      Solomon, T. Maki, A.P. Monaco and W.L. Chick "Transplantation of Canine Islets Into Spontaneously Diabetic BB/Wor Rats Without Immuno-suppression", Endocrinology (in Press).

53-   Hugo O. Jauregui, Claudy J. Mullon, Donna M. Trenkler, Sharda Naik, Henry
      A. Santangini, Philip J. Press, Thomas E. Muller and Barry A. Solomon "Hollow Fiber Liver Assist Device for Extracorporeal Treatment of Experimental Fulminant Hepatic Failure", Proceedings of the National Academy of Sciences (Submitted).